Exhibit 10.2

AMENDMENT NO. 9

This Amendment No. 9 dated as of April 15, 2004 (“Agreement”) is among Team, Inc., a Texas corporation (“Borrower”), the financial institutions party to the Credit Agreement described below (“Banks”), and Bank of America, N.A., successor by merger to NationsBank, N.A., as agent for the Banks (“Agent”).

INTRODUCTION

A. The Borrower, the Agent, and the Banks are parties to the Credit Agreement dated as of August 28, 1998, as amended by Amendment No. 1 and Consent dated as of April 9, 1999, Amendment No. 2 and Consent dated as of May 1, 2000, the Third Amendment dated as of July 10, 2000, Amendment No. 4 dated as of November 30, 2000, Amendment No. 5 dated as of April 25, 2001, Amendment No. 6 dated as of October 31, 2001, Amendment No. 7 dated as of March 13, 2002, and Amendment No. 8 dated as of December 18, 2002 (as so amended, the “Credit Agreement”).

B. The Borrower has requested that the Banks, and the Banks have agreed to, increase the amount of the Loan A Commitment under the Credit Agreement to $22,500,000.00 in connection with the proposed acquisition (the “Acquisition”) of all of the outstanding capital stock of Thermal Solutions, Inc., a Colorado corporation (“Thermal”), pursuant to the Stock Purchase Agreement dated as of April 1, 2004 (“Purchase Agreement”) among (1) the Borrower, (2) Team Industrial Services, Inc. a Texas corporation and an indirect wholly-owned subsidiary of Borrower (“Buyer”), (3) Michael J. Urban, Emmett J. Lescroart, Frank Kargol, Tom Twedt, Kurt Hand, James A. Fawcett, Christine Mitcheltree, Christopher Bicket, Michael Pajdzik, and Kieth Hildebrandt who, together with the preceding individuals, constitute all of the shareholders of Thermal, and (4) Michael J. Urban, in his capacity as the shareholder representative.

THEREFORE, the Borrower, the Agent, and the Banks hereby agree as follows:

Section 1. Definitions. Unless otherwise defined in this Agreement, terms used in this Agreement which are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.

Section 2. Amendment to the Credit Agreement.

(a) The amount of $12,500,000 set forth under the Bank’s name on the signature pages of the Credit Agreement as its Loan A Commitment is hereby deleted and replaced with “$22,500,000”.

(b) The definition of “Loan A Commitment Termination Date” in Section 1.1 of the Credit Agreement is amended and replaced in its entirety by the following:

“Loan A Commitment Termination Date” means April 15, 2006.

(c) The definition of “Loan A Maturity Date” in Section 1.1 of the Credit Agreement is amended and replaced in its entirety by the following:

“Loan A Maturity Date” means April 15, 2006.

(d) Section 2.6 Fees. Section 2.6(a) of the Credit Agreement is amended and replaced in its entirety by the following:

Section 3. Consent, Waiver, and Notification.

(a) Upon the satisfaction of the conditions to the effectiveness of this Agreement, the Banks hereby consent to the acquisition under the Purchase Agreement.

(b) The Agent hereby waives, for purposes of this Acquisition only, the reporting requirement of Borrower set forth in Section 5.2(d) of the Credit Agreement whereby Borrower is required to furnish to Agent an Acquisition Certificate duly certified by a Responsible Officer of Borrower in connection with this Acquisition.

(c) Pursuant to Section 4.10 of the Credit Agreement, the Borrower hereby notifies the Banks and the Agent that Thermal will become a Subsidiary of the Borrower upon consummation of the Purchase Agreement.

Section 4. Representations and Warranties. The Borrower represents and warrants to the Agent and the Banks that:

(a) the representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as of the date of this Agreement;

(b) (i) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and

(c) as of the effectiveness of this Agreement, no Default or Event of Default has occurred and is continuing.

Section 5. Facility Fee. The Borrower shall pay to Agent a facility fee in the amount of $45,000 in connection with this Agreement and the increase of the Loan A Commitment.

Section 6. Effectiveness. This Agreement shall become effective as of the date of this Agreement, and the Credit Agreement shall be amended as provided in this Agreement, upon the occurrence of the following conditions precedent:

(a) the Borrower shall have duly and validly executed and delivered originals of this Agreement and the Banks and Agent shall have executed and delivered this Agreement;

(b) the Borrower shall have paid the facility fee referred to above in Section 5 and delivered or shall have caused to be delivered to the Agent the documents and items listed on Exhibit A attached hereto, together with any other documents reasonably requested by the Agent to document the agreements and intent of the Credit Documents, each in form and substance satisfactory to the Agent.

(c) the representations and warranties in this Agreement shall be true and correct in all material respects; and

(d) the Acquisition shall have been consummated pursuant to the terms of the Purchase Agreement without any amendments thereto.

Section 7. Effect on Credit Documents.

(a) Except as amended herein, the Credit Agreement and the Credit Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Agent’s or Banks’ rights under the Credit Documents, as amended, including the waiver of any Default or Event of Default, however denominated.

(b) This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a Default or Event of Default under other Credit Documents.

Section 8. Post Closing Requirements. The Borrower shall deliver to Agent, no later than 5:00 p.m. Houston, Texas time on May 28, 2004, certificates of good standing for Thermal from California, Arizona, Indiana, Tennessee, Pennsylvania, and the U.S. Virgin Islands and any other items listed as Post Closing Requirements on the attached Exhibit A hereto. The failure of Borrower to deliver to Agent, on or prior to the required date set for above, any of the required documents under this Section 8 shall constitute an Event of Default under the Credit Agreement.

Section 9. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

Section 10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.

Section 11. Arbitration.

(a) Any controversy or claim between or among the parties hereto, including those arising out of or relating to this Agreement or the Credit Documents, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the rules of practice and procedure for the arbitration of commercial disputes of Judicial Arbitration and Mediation Services, Inc. (“JAMS”), and the “special rules” set forth in paragraph (b) below. In the event of any inconsistency, the special rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement or any of the Credit Documents applies in any court having jurisdiction over such action.

(b) The arbitration shall be conducted in Houston, Texas, and administered by JAMS, who shall appoint an arbitrator; if JAMS is unable or legally precluded from administering the arbitration, then the American Arbitration Association shall serve. All arbitration hearings shall be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only be permitted to extend the commencement of such hearing for up to an additional 60 days and only after showing cause. The payment of costs and fees associated with the arbitration shall be allocated between the parties by the arbitrator.

(c) Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement or the Credit Documents; or (ii) be a waiver by the Agent or any Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of the Agent or any Lender hereto (A) to exercise self help remedies such as setoff, or (B) to take action to enforce rights under any security or support for the Indebtedness, including foreclosing on collateral and making claims under guaranties, to the extent permitted under the Credit Documents, or (C) to obtain from a court provisional or ancillary remedies such as injunctive relief, writ of possession, or the appointment of a receiver. The Agent and any Lender may, to the extent permitted under the Credit Documents, exercise such self help rights, enforce rights related to security or support, or obtain such provisional or ancillary remedies before, during, or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE. THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

EXECUTED to be effective as of the date first above written.

TEAM, INC.

By:	/s/ Ted W. Owen
Ted W. Owen
Vice President and CFO

BANK OF AMERICA, N.A., successor by merger to NationsBank, N.A., as Agent and Bank

By:	/s/ Gary L. Mingle
Gary L. Mingle
Senior Vice President

Exhibit A

Closing Index